Exhibit 99.1

News Release

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Equipment Services, Inc. Reports

First Quarter 2022 Results

BATON ROUGE, Louisiana -- (April 27, 2022) -- H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”, the “Company”) today announced results for the first quarter ended March 31, 2022, reporting strong year-over-year performance as excellent industry conditions generated seasonally robust utilization and further improvement in equipment rental rates. On October 1, 2021, the Company sold its crane business, (the “Crane Sale”). All results and comparisons for the periods reported are presented on a continuing operations basis with the Crane Sale reported as discontinued operations in certain statements and schedules accompanying this report.

FIRST QUARTER 2022 SUMMARY

•
Revenues increased 13.3% in the first quarter of 2022 to $272.5 million compared to $240.4 million in the first quarter of 2021.
•
Net income was $16.3 million in the first quarter of 2022 compared to $1.9 million in the first quarter of 2021. The effective income tax rate was 26.3% in the first quarter of 2022 compared to 26.9% in the first quarter of 2021.
•
Adjusted EBITDA totaled $103.4 million in the first quarter of 2022, an increase of 34.5% compared to $76.9 million in the first quarter of 2021, resulting in a margin of 38.0% of revenues compared to 32.0% over the same period of comparison.
•
Total equipment rental revenues for the first quarter of 2022 were $199.2 million, an increase of $46.0 million, or 30.0%, compared to $153.2 million in the first quarter of 2021. Rental revenues for the first quarter of 2022 were $177.2 million, an increase of $40.0 million, or 29.2%, compared to $137.1 million in the first quarter of 2021.

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

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Used equipment sales decreased 44.6% in the first quarter of 2022 to $21.5 million compared to $38.9 million in the same quarter of 2021. Margins in the first quarter of 2022 improved to 41.7% compared to 32.2% in the corresponding quarter of 2021.
•
New equipment sales totaled $26.0 million in the first quarter of 2022, an increase of 12.4% when compared to $23.2 million in the first quarter of 2021.
•
Gross margin improved to 41.0% in the first quarter of 2022 compared to 34.7% in the first quarter of 2021.
•
Total equipment rental gross margins were 44.9% in the first quarter of 2022 compared to 38.0% in the same quarter of 2021. Rental gross margins were 49.9% compared to 42.7% over the same period of comparison.
•
Average time utilization (based on original equipment cost) in the first quarter of 2022 was 70.4% compared to 64.1% in the first quarter of 2021. The Company’s rental fleet, based on original acquisition cost, closed the first quarter of 2022 at just over $1.9 billion, an increase of $218.8 million, or 13% compared to the first quarter of 2021.
•
Average rental rates improved 6.5% in the first quarter of 2022 when compared to the corresponding quarter in 2021, and 1.6% when compared to the fourth quarter of 2021.
•
Dollar utilization improved to 37.6% in the first quarter of 2022 compared to 32.6% in the first quarter of 2021.
•
Average rental fleet age on March 31, 2022, was 41.5 months compared to an industry average age of 51.3 months.
•
Paid regular quarterly cash dividend of $0.275 per share of common stock.

Addressing the Company's positive first quarter results, Brad Barber, Chief Executive Officer of H&E Equipment Services, Inc., explained, “The combination of seasonally strong fleet utilization, rising rental rates and fleet growth played a significant role in our impressive start to the year. At 70.4%, average physical utilization in the first quarter benefited from strong demand and minimal seasonal delays. The measure was 630 basis points better than the year-ago quarter, which reflected COVID-19 disruptions, and only 270 basis points below the fourth quarter of 2021. Rental rates continued their positive trajectory, closing the quarter 6.5% ahead of the year-ago quarter and 1.6% better on a sequential quarterly basis. Finally, we grew our rental fleet $218.8 million, or 13%, when compared to the first quarter of 2021, closing the quarter with a fleet OEC value of just over $1.9 billion. With these strong fundamentals in place, rental revenues grew 29.2% when compared to the year-ago quarter, achieving a gross margin of 49.9%, while adjusted EBITDA improved 34.5% over the same period of comparison, posting a margin of 38.0%, or an increase of 600 basis points.”

Mr. Barber noted the strong start to 2022 and characterized the full-year outlook for the equipment rental business as excellent, commenting, “Our end-markets are displaying impressive strength, driven by growing non-residential construction and industrial activity. These important sectors accounted for 77% of our total revenues in 2021. We are confident that our 2022 gross capital expenditure projection of $550 million to $600 million is appropriately timed and positions the Company to address the expected growth across our regions of operation. As our rental fleet grows throughout the year, it will do so in a business environment that remains fundamentally robust."

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

Mr. Barber concluded by highlighting the Company's progress toward 2022 growth objectives, stating, “In addition to growing our fleet through significant capital investment, the expansion of our branch network remains an important and effective part of our growth strategy, as a focus on both efforts positions H&E to address the expanding regional opportunities available in this highly resilient business environment. During the first quarter, we advanced our goal of no fewer than 10 warm start and greenfield locations with the addition of two new branches and added a third location following the close of the quarter. With these three additions, H&E has expanded its branch network to 105 locations across 25 states.”

FINANCIAL DISCUSSION FOR FIRST QUARTER 2022

Revenue

Total revenues improved to $272.5 million, or 13.3%, in the first quarter of 2022 from $240.4 million in the first quarter of 2021. Total equipment rental revenues of $199.2 million improved 30.0% compared to $153.2 million in the first quarter of 2021. Rental revenues of $177.2 million increased 29.2% compared to $137.1 million in the first quarter of 2021. Used equipment sales of $21.5 million decreased 44.6% compared to $38.9 million in the same quarter of 2021. New equipment sales of $26.0 million improved 12.4% compared to $23.2 million in the same quarter of 2021. Parts sales of $16.1 million were 3.2% better than the first quarter of 2021, while service revenues of $8.1 million improved 1.5% over the same period of comparison.

Gross Profit

Gross profit of $111.6 million in the first quarter of 2022 increased 33.8% compared to $83.4 million in the first quarter of 2021. Gross margin improved to 41.0% for the first quarter of 2022 compared to 34.7% for the same quarter in 2021. On a segment basis, gross margin on total equipment rentals was 44.9% in the first quarter of 2022 compared to 38.0% in the first quarter of 2021. Rental margins were 49.9% compared to 42.7% over the same period of comparison. On average, rental rates in the first quarter of 2022 were 6.5% better than rates in the first quarter of 2021. Time utilization (based on original equipment cost) was 70.4% in the first quarter of 2022 compared to 64.1% in the first quarter of 2021. Gross margins on used equipment sales were 41.7% in the first quarter of 2022, up from 32.2% in first quarter of 2021. Gross margins on new equipment sales improved to 14.2% in the first quarter of 2022 compared to 12.0% over the same period of comparison. Gross margins on parts sales and service revenues were 27.1% and 65.4%, respectively, in the first quarter of 2022 and compared to gross margins of 28.3% and 67.4%, respectively, in the first quarter of 2021.

Rental Fleet

The original acquisition cost of the Company’s rental fleet as of March 31, 2022, was just over $1.9 billion, representing an increase of $218.8 million, or 13.0% from the end of the first quarter of 2021. Dollar utilization for the first quarter of 2022 improved to 37.6% compared to 32.6% in the first quarter of 2021.

Selling, General and Administrative Expenses

SG&A expenses for the first quarter of 2022 were $78.3 million, an increase of $10.1 million, or 14.9%, compared to $68.1 million in the first quarter of 2021. The higher expenses were primarily due to an increase in employee salaries, wages, and incentive compensation related to increased profitability and headcount, payroll taxes and related employee costs, in addition to higher facilities expenses and professional fees. SG&A expenses in the first quarter of 2022 as a percentage of total revenues were 28.7% compared to 28.3% in the first quarter of 2021. Approximately $3.6 million of SG&A expenses in the first quarter of 2022 were attributable to new branches opened since the first quarter of 2021.

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

Income from Operations

Income from operations for the first quarter of 2022 was $34.7 million, or 12.7% of revenues, compared to $15.3 million, or 6.4% of revenues in the first quarter of 2021.

Interest Expense

Interest expense was $13.4 million for the first quarter of 2022, unchanged from the first quarter of 2021.

Net Income

Net income in the first quarter of 2022 was $16.3 million, or $0.45 per diluted share, compared to net income in the first quarter of 2021 of $1.9 million, or $0.05 per diluted share. The effective income tax rate for the first quarter of 2022 was 26.3% compared to an effective income tax rate of 26.9% in the same quarter of 2021.

Adjusted EBITDA

Adjusted EBITDA in the first quarter of 2022 increased to $103.4 million, representing 38.0% of revenues, compared to $76.9 million, or 32.0% of revenues, in the same quarter of 2021.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures (EBITDA, Adjusted EBITDA, and the disaggregation of equipment rental revenues and cost of sales numbers) detailed below. Please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2022, for a description of these measures and of our use of these measures. These measures as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as alternatives to the Company's other financial information determined under GAAP.

Conference Call

The Company’s management will hold a conference call to discuss first quarter 2022 results today, April 27, 2022, at 10:00 a.m. (Eastern Time). To listen to the call, participants should dial 844-887-9400 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:00 p.m. (Eastern Time) on April 27, 2022, and will continue through May 5, 2022, by dialing 877-344-7529 and entering the confirmation code 7814528.

A live broadcast of the Company’s quarterly conference call will be available online at www.he-equipment.com on April 27, 2022, beginning at 10:00 a.m. (Eastern Time) and will remain available for 30 days. Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.he-equipment.com prior to the call. The presentation materials will be in Adobe Acrobat format.

About H&E Equipment Services, Inc.

Founded in 1961, H&E Equipment Services, Inc. is one of the largest rental equipment companies in the nation. The Company’s fleet is among the industry’s youngest and most versatile with a superior equipment mix comprised of aerial work platforms, earthmoving, material handling, and other general and specialty lines. H&E serves a diverse set of end markets in many high-growth geographies including branches throughout the Pacific Northwest, West Coast, Intermountain, Southwest, Gulf Coast States, Southeast, and Mid-Atlantic regions.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements containing the words “may”, “could”, “would”, “should”,

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

“believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response to the pandemic, material delays and cancellations of construction or infrastructure projects, labor shortages, supply chain disruptions and other impacts to the business; (2) general economic conditions and construction and industrial activity in the markets where we operate in North America; (3) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve (including as a result of current uncertainty due to COVID-19 and inflation); (4) trends in oil and natural gas could adversely affect the demand for our services and products; (5) the impact of conditions in the global credit and commodity markets (including as a result of current volatility and uncertainty in credit and commodity markets due to COVID-19) and their effect on construction spending and the economy in general; (6) relationships with equipment suppliers; (7) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (8) our indebtedness; (9) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures, or our inability to consummate such acquisitions; (10) our possible inability to integrate any businesses we acquire; (11) competitive pressures; (12) security breaches and other disruptions in our information technology systems; (13) adverse weather events or natural disasters; (14) compliance with laws and regulations, including those relating to environmental matters, corporate governance matters and tax matters, as well as any future changes to such laws and regulations; and (15) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release, whether as a result of any new information, future events or otherwise. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. Investors, potential investors, security holders and other readers are urged to consider the above-mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

H&E EQUIPMENT SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Equipment rentals	$199,225	$153,219
Used equipment sales	21,526	38,854
New equipment sales	26,036	23,173
Parts sales	16,059	15,556
Services revenues	8,134	8,011
Other	1,470	1,619
Total revenues	272,450	240,432
Cost of revenues:
Rental depreciation	60,021	53,453
Rental expense	28,759	25,065
Rental other	20,913	16,494
	109,693	95,012
Used equipment sales	12,548	26,360
New equipment sales	22,329	20,399
Parts sales	11,704	11,153
Services revenues	2,814	2,615
Other	1,782	1,481
Total cost of revenues	160,870	157,020
Gross profit	111,580	83,412
Selling, general and administrative expenses	78,278	68,145
Merger and other	—	100
Gain on sales of property and equipment, net	1,386	154
Income from operations	34,688	15,321
Other income (expense):
Interest expense	(13,447)	(13,443)
Other, net	880	661
Total other expense, net	(12,567)	(12,782)
Income before provision for income taxes	22,121	2,539
Provision for income taxes	5,825	684
Net income from continuing operations	$16,296	$1,855

Discontinued Operations:
Income from discontinued operations before provision for income taxes	$—	$3,152
Provision for income taxes	—	856
Net income from discontinued operations	$—	$2,296

Net income	$16,296	$4,151

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

H&E EQUIPMENT SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net income from continuing operations per common share:
Basic	$0.45	$0.05
Diluted	$0.45	$0.05
Net income from discontinued operations per common share:
Basic	$—	$0.06
Diluted	$—	$0.06
Net income per common share:
Basic	$0.45	$0.11
Diluted	$0.45	$0.11
Weighted average common shares outstanding:
Basic	36,363	36,185
Diluted	36,539	36,387
Dividends declared per common share outstanding	$0.275	$0.275

H&E EQUIPMENT SERVICES, INC.

SELECTED BALANCE SHEET DATA (unaudited)

(Amounts in thousands)

	March 31, 2022	December 31, 2021
Cash	$351,797	$357,296
Rental equipment, net	1,121,617	1,116,456
Total assets	2,123,363	2,080,447
Total debt (1)	1,250,000	1,250,000
Total liabilities	1,812,201	1,777,065
Stockholders' equity	311,162	303,382
Total liabilities and stockholders' equity	$2,123,363	$2,080,447

(1)
Total debt consists of the aggregate amounts on the senior unsecured notes and finance lease obligations.

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended March 31,
	2022	2021

Net Income	$16,296	$4,151
Net income from discontinued operations	—	2,296
Net Income from continuing operations	16,296	1,855
Interest Expense	13,447	13,443
Provision for income taxes	5,825	684
Depreciation	66,878	59,850
Amortization of intangibles	993	993

EBITDA from continuing operations	$103,439	$76,825

Merger and other	—	100

Adjusted EBITDA from continuing operations	$103,439	$76,925

Net income from discontinued operations	$—	$2,296
Provision for income taxes	—	856
Depreciation	—	2,444

EBITDA from discontinued operations	$—	$5,596
Merger and other	—	637
Adjusted EBITDA from discontinued operations	$—	$6,233

Adjusted EBITDA	$103,439	$83,158

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H&E Equipment Services Reports First Quarter 2022 Results

April 27, 2022

H&E EQUIPMENT SERVICES, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands)

	Three Months Ended March 31,
	2022	2021
RENTAL
Equipment rentals (1)	$177,182	$137,146
Rental other	22,043	16,073
Total equipment rentals	199,225	153,219

RENTAL COST OF SALES
Rental depreciation	60,021	53,453
Rental expense	28,759	25,065
Rental other	20,913	16,494
Total rental cost of sales	109,693	95,012

RENTAL REVENUES GROSS PROFIT (LOSS)
Equipment rentals	88,402	58,628
Rentals other	1,130	(421)
Total rental revenues gross profit	$89,532	$58,207

RENTAL REVENUES GROSS MARGIN
Equipment rentals	49.9%	42.7%
Rentals other	5.1%	-2.6%
Total rental revenues gross margin	44.9%	38.0%

(1)
Pursuant to SEC Regulation S-X, our equipment rental revenues are aggregated and presented in our unaudited consolidated statements of operations in this press release as a single line item, “Equipment Rentals.” The above table disaggregates our equipment rental revenues for discussion and analysis purposes only.

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